MusclePharm Strengthens Retail Presence with GNC

All MusclePharm Brands to be Carried in 4,000+ U.S. Domestic GNC Corporate Stores; Products to be Featured on Dedicated Wall within GNC

Denver, CO – June 24, 2014 – MusclePharm Corporation (OTCQB: MSLP), a scientifically driven, performance-lifestyle sports nutrition company, today announced an expanded relationship with GNC (NYSE: GNC), a leading global specialty retailer of health and wellness products, to carry all of MusclePharm’s brands—MusclePharm® Hybrid and Core Series, Arnold Schwarzenegger Series™ and FitMiss®—on a dedicated wall in all of GNC’s U.S. corporate stores. The new initiative is expected to begin during MusclePharm’s 2014 third quarter.

“I am excited about the expanded commitment and partnership with GNC, nearly doubling the number of stores carrying our brands to more than 4,000, and extending our relationship to include all of our brands with the addition of FitMiss,” said Brad Pyatt, chief executive officer of MusclePharm. “Our increased in-store and online presence, which is set to begin in third quarter, will be further supported through a unique and aggressive sales and marketing program.”

“MusclePharm, recognized by GNC in 2012 with our exclusive Rising Star vendor award, utilizes innovative social media and digital marketing and a robust stable of notable athletes, fitness enthusiasts and brand ambassadors to reach and educate its customers and targets,” said Joe Fortunato, chairman, president and CEO of GNC. “We are looking forward to our partnership with MusclePharm to complement each other’s strengths, drive traffic and reach a broader global market.”

About MusclePharm

MusclePharm® is a scientifically driven, performance-lifestyle company that currently develops, manufactures, markets and distributes branded nutritional supplements. The company offers a complete range of powders, capsules, tablets and gels. Its portfolio of recognized brands, including MusclePharm® Hybrid and Core Series, Arnold Schwarzenegger Series™ and FitMiss®, are marketed and sold in more than 110 countries and available in over 35,000 retail outlets globally. These clinically-proven and scientific nutritional supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit www.musclepharm.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

Contacts:

Matt Sheldon/Evan Pondel
PondelWilkinson Inc.

(310) 279-5980

investors@musclepharm.com

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